UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-A
________________________

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ETFS Palladium Trust
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	26-4733157
(State of incorporation or organization)	(IRS Employer Identification No.)

48 Wall Street, 11th Floor
New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction
A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction
A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-158380

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of ETFS Palladium Trust (“Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933 on Form S-1 (Commission File No. 333-158380) (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.   Exhibits.

1. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETFS PALLADIUM TRUST
by ETF Securities USA LLC, as Sponsor

December 22, 2009		/s/ Graham Tuckwell
	Name:	Graham Tuckwell
	Title:	Chief Executive Officer and President